UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2013

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 19, 2013, Archeo, Inc. (“Archeo”), a division of Marchex, Inc. (“Marchex”), announced via a posting on Archeo’s website at www.archeodomains.com an update of domains sold during the second quarter of 2013. The website posting reads as follows:

Archeo Releases Sample List of Domains Sold in Second Quarter

As Archeo continues to operate as a stand-alone division of Marchex, we want to provide an update on our domain sales and inventory.

Marchex released its second-quarter earnings on August 6, 2013 and reported that Archeo had sold 70 domains for approximately $1.3 million. Today, we’re releasing a sample of that list. (See below.)

Since the fourth quarter 2012, approximately 150 domains have sold for approximately $3.5 million.

Last November, Marchex published a sample list of 2,000 of our more than 200,000 top domains. So far, fewer than 10 names from that list have been sold. This underscores the significant depth and tremendous value of our portfolio.

We’re continuing to build out our infrastructure, which will enable a vibrant and transparent domain ecosystem through our marketplace. We’re excited for all that’s to come and look forward to continuing to share our progress with you periodically.

Thanks again and stay tuned for more updates.

Rod Diefendorf, Chief Operating Officer, Archeo

SAMPLE LIST OF DOMAINS SOLD IN SECOND QUARTER

800TICKETS.com
AUMAIL.COM
BOLSTER.COM
CADRE.COM
CHARGENOW.COM
CONNECTNOW.COM
CREDENDO.COM
FUNDAMERICA.COM
GIFTNETWORK.COM
HOUSEMARKET.COM
HUALIAN.COM
LAKELBJ.COM
LOSTFOUND.COM
NAMECARD.COM
NAMECARDS.COM
SHENG.COM
SHOWBOX.COM
SPADAYS.COM
SUPERTICKET.COM

WONDERKIDS.COM

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2013	MARCHEX, INC.

	By:	/s/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer